Exhibit 10.3

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREUNDER. THE SECURITIES PURCHASED HEREUNDER MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of July 1, 2025 (the “Agreement Date”), by and among (i) the undersigned investor named on the signature page hereto (the “Purchaser”) and (ii) ATAI Life Sciences N.V. (the “Company”).

WHEREAS, the Company has agreed to issue to the Purchaser ordinary shares in the capital of the Company with a nominal value of €0.10 per share (“Common Shares”) and the Pre-Funded Warrant (as defined below);

WHEREAS, concurrently with the entry into this Agreement, the Company has entered into subscription agreements (the “Other Subscription Agreements”) with certain other investors parties thereto (the “Other Purchasers”) on substantially the same terms as set forth herein; and

WHEREAS, as of the date hereof, the Company and the other parties thereto have executed and delivered that certain Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.
Purchase and Sale of the Purchased Shares and the Pre-Funded Warrant.  Subject to the terms and conditions hereof, the Company hereby agrees to issue, sell, assign, transfer and convey to Purchaser, and Purchaser, hereby agrees to purchase and accept from the Company, at the Closing (as hereinafter defined), the number of Common Shares as indicated on the Purchaser’s signature page hereto (the “Purchased Shares”) and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase the number of Common Shares as indicated on the Purchaser’s signature page hereto (the “Warrant Shares”) in the form set forth in Exhibit B hereto. The Purchased Shares and Pre-Funded Warrant shall be purchased free and clear of all encumbrances (other than those imposed by the Securities Act, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations; or pursuant to any applicable state “blue sky” laws, or encumbrances arising out of actions of the Purchaser or any encumbrances created as a result of, or in connection with, the Purchased Shares, Warrant Shares or Pre-Funded Warrant being in book-entry form).

2.
Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell, the Purchased Shares for a purchase price as indicated on the Purchaser’s signature page hereto (the “Common Shares Purchase Price”) and the Pre-Funded Warrant for a purchase price as indicated on the Purchaser’s signature page hereto (the “Pre-Funded Warrant Purchase Price”, and together with the Common Shares Purchase Price, the “Purchase Price”).  The Company approves payment of the Purchase Price in a currency other than Euro.

3.
Closing.  The closing of the purchase and sale of the Purchased Shares under this Agreement (the “Closing”) shall occur on a date to be determined by the Company, which the Company will take commercially reasonable efforts to cause to occur as promptly as practicable following the satisfaction (or waiver) of the closing condition specified in Section 6(b)(iii) hereof (the “Closing Date”). Not less than five (5) business days prior to the scheduled Closing Date, the Company shall provide to the undersigned written notice (i) that the Company reasonably expects all conditions to the Closing to be satisfied or waived, (ii) of the date and expected time of such scheduled Closing, and (iii) wire instructions for delivery of the Purchase Price by the undersigned.  At the Closing, the Company shall issue (whether or not through the facilities of The Depository Trust Company) to the Purchaser the Purchased Shares and the Pre-Funded Warrant, in each case, against, and subject to receipt by the Company of, payment of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall provide evidence to the Purchaser from the Company’s transfer agent of the delivery and issuance of the Purchased Shares on the books and records of such transfer agent and shall provide Purchaser with a Pre-Funded Warrant certificate in the form set forth in Exhibit B hereto (the “Warrant Certificate”).

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

(a)          Due Organization; Qualification.

(i)        Each of the Company and its subsidiaries is duly organized, validly existing and in good standing (in each jurisdiction in which such qualification exists) under the laws of its place of incorporation, organization or formation and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

(ii)      The Company is duly registered, licensed or otherwise qualified to do business as a foreign entity, and is in good standing, under the laws of all jurisdictions in which such qualification exists and where the character of the properties owned or leased by it or the nature of its business requires such registration, licensing or other qualification, except where such failure to be so registered, licensed or otherwise qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company or on the Company's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby (a “Material Adverse Effect”). Each of the Company’s subsidiaries is duly registered, licensed or otherwise qualified to do business as a foreign entity, and is in good standing, under the laws of all jurisdictions which such qualification exists and where the character of the properties owned or leased by it or the nature of its business requires such registration, licensing or other qualification, except where such failure to be so registered, licensed or otherwise qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened proceeding for the dissolution or liquidation of the Company or any of its subsidiaries.

(b)         Authority; Binding Nature of Agreement.  The Company has all necessary power and authority to enter into and to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar law relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies.

(c)          Non-Contravention.  Except as may result from any facts or circumstances relating solely to the Purchaser (and in the case of clauses (iii) and (iv), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate the transactions contemplated hereby), neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the transactions contemplated hereby by the Company, will directly or indirectly (with or without notice or lapse of time):

(i)        contravene, conflict with or result in a violation of any of the provisions of the Articles of Association of the Company;

(ii)        contravene, conflict with or result in a violation of any law, statute, rule or regulation (“Law”) to which the Company or its subsidiaries is subject, or any agreement, order, judgment or decree (“Order”) to which the Company or its subsidiaries is subject;

(iii)     contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental, administrative or other regulatory body (“Governmental Authority”) the right to revoke, withdraw, suspend, cancel, terminate or modify, any applicable governmental, administrative or other regulatory permits, consents or approvals that are held by the Company or any of its subsidiaries; or

(iv)      contravene, conflict with, result in a violation or breach of or loss of rights under, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or result in the creation of any encumbrance under, any provision of any agreement, indenture or instrument to which the Company or its subsidiaries is a party (a “Material Contract”) that is in effect as of the date hereof, or give any person the right to: (i) declare a default or exercise any remedy under any Material Contract in effect as of the date hereof; (ii) accelerate the maturity or performance of any Material Contract in effect as of the date hereof; or (iii) cancel, terminate, or modify any term of any Material Contract in effect as of the date hereof.

(d)        Purchased Shares; Warrant Shares.  The Purchased Shares, when issued and paid for by the Purchaser pursuant to this Agreement, will be duly authorized and validly issued and shall be non-assessable (meaning that the holder of such Common Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Common Share), and such Purchased Shares will be issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all liens and charges (except or those liens and changes created by the Purchaser or those created as a direct result of the Common Shares being delivered in book-entry form).  The Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be duly authorized and validly issued and shall be non-assessable (meaning that the holder of such Common Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Common Share), and such Warrant Shares will be issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all liens and charges (except or those liens and changes created by the Purchaser or those created as a direct result of the Common Shares being delivered in book-entry form). The Company has reserved from its duly authorized capital stock the maximum number of Warrant Shares issuable pursuant to the Pre-Funded Warrants.

(e)         Capitalization. The authorized share capital of the Company consists of 750,000,000 Common Shares, 212,143,677 of which were issued and outstanding as of June 30, 2025. As of the date of this Agreement, all of the outstanding Common Shares have been duly authorized, are fully paid and non-assessable (meaning that the holder of a Common Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Common Share) and were issued in compliance with all applicable securities Laws.

(f)          SEC Reports. As of their respective dates, none of the reports, schedules, forms and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof from January 1, 2025 through the Agreement Date (such materials being collectively referred to herein as the “SEC Reports”) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)        Absence of Changes.  Since December 31, 2024 and March 31, 2025, the dates of the latest audited and interim financial statements included within the SEC Reports, there has not been any Material Adverse Effect, and to the Company’s knowledge, no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect.

(h)         Compliance with Laws.  The Company and each of its subsidiaries is in compliance in all material respects with all applicable Laws to which the Company is subject, except where the failure to be in compliance with such Laws would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries (taken as a whole). Neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other communication from any Governmental Authority or other person regarding any actual or possible material violation of, or failure to comply with, any applicable Law that would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries (taken as a whole).

(i)       Consents.  Assuming the accuracy of the representations and warranties of the Purchaser herein, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of this Agreement, the issuance and sale of the Purchased Shares and the Pre-Funded Warrant and the performance by the Company of its obligations under this Agreement, except (a) such as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to Nasdaq Global Market (“Nasdaq”) for the issuance and sale of the Purchased Shares and the Pre-Funded Warrant, and the listing of the Purchased Shares and the Warrant Shares, when issued, for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) such as may be required under the securities, or blue sky, Laws of any state jurisdiction in connection with the offer and sale by the Company of the Purchased Shares, the Pre-Funded Warrant and the Warrant Shares pursuant to this Agreement, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement (as defined herein), (e) that certain filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) described in Section 6(b)(iii) hereof, or (f) such that the failure of which to obtain would not have a Material Adverse Effect.

(j)          Other Subscription Agreements.  Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Other Purchaser in connection with such Other Purchaser’s investment in the Company pursuant to its Other Subscription Agreement, and such Other Subscription Agreements have not been amended in any material respect following the date of this Agreement and reflect the same per share Purchase Price and terms that are no more favorable in any material respect to any such Other Purchaser thereunder than the terms of this Agreement.

5.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof:

(a)        Organization.  The Purchaser is (a) duly organized, validly existing and in good standing under the laws of its place of incorporation, organization or formation and (b) has all requisite power, right and authority to conduct its business as now conducted in all material respects.

(b)       Authorization.  The Purchaser has all necessary power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, when executed and delivered by the Purchaser, will, assuming the due and valid authorization, execution and delivery of such Agreement by the Company, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          Non-Contravention.  Except as may result from any facts or circumstances relating solely to the Company or its Subsidiaries, neither the execution, delivery and performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated by this Agreement, will (with or without the passage of time or giving of notice or both) (i) conflict with or violate the organizational documents of the Purchaser, (ii) result in a breach or default under, or create in any person the right to terminate, cancel, accelerate or modify, or require any notice, consent or waiver under, conflict with or violate any Order or Material Contract to which the Purchaser is a party, by which the Purchaser is bound or by which any of the Purchaser’s properties or assets is subject, or (iii) violate any material Law or Order applicable to the Purchaser or any of the Purchaser’s properties or assets, except in each case that would not, individually or in the aggregate, have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(d)      Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation under this Section 5 to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Purchased Shares and the Pre-Funded Warrant to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any third party to sell, transfer or grant participations to any third party, with respect to any of the Purchased Shares or the Pre-Funded Warrant (including the Warrant Shares).

(e)       Status of Purchaser.  The Purchaser is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and as indicated and attested to by Purchaser on Exhibit C hereto. The Purchaser has such knowledge, skill and experience in financial, investment and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Purchased Shares and the Pre-Funded Warrant (including the Warrant Shares). The Purchaser has had the opportunity to consult with the Purchaser’s own attorney, accountant and/or financial advisers regarding the Purchaser’s investment in the Purchased Shares and the Pre-Funded Warrant (including the Warrant Shares) and their suitability for purchase by the Purchaser, and to the extent deemed necessary by the Purchaser in its sole discretion the Purchaser has retained, at the Purchaser’s own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits, risks and consequences of this Agreement and of purchasing and owning the Purchased Shares and the Pre-Funded Warrant (including the Warrant Shares).

(f)         Restricted Securities. The Purchaser understands that the Purchased Shares and the Pre-Funded Warrant are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Purchased Shares and the Pre-Funded Warrant may be resold without registration under the Securities Act only in certain limited circumstances.  The Warrant Shares may be subject to similar restrictions, subject to the terms of the Pre-Funded Warrant.

(g)        General Solicitation; Acknowledgements Regarding Placement Agents. The Purchaser represents that neither the Purchased Shares nor the Pre-Funded Warrant were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act. The Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of TD Securities (USA) LLC, Leerink Partners LLC, Guggenheim Securities, LLC or Berenberg Capital Markets LLC (the “Placement Agents”) in connection with the transactions contemplated hereby.

(h)         Purchaser’s Review. The Purchaser has (i) received, reviewed, and understood the offering materials it deems necessary to make its decision to purchase the Purchased Shares and the Pre-Funded Warrant, including financial and other information made available to it in connection with the Purchased Shares, the Pre-Funded Warrant, the Company, and the transactions contemplated by the Agreement, (ii) had the opportunity to ask questions of, and receive answers from, the Company directly, as it deems necessary with respect to the financial information, the Purchased Shares and the Pre-Funded Warrant, the Company, and the transactions contemplated by the Agreement, and (iii) conducted and completed its own independent due diligence with respect to the Purchased Shares, the Pre-Funded Warrant, the Company, and the transactions contemplated by the Agreement. Based on such information as the Purchaser deemed appropriate, and without reliance upon the Placement Agents, the Purchaser has independently made its own analysis and decision to purchase the Purchased Shares and the Pre-Funded Warrant.

6.	Conditions.

(a)         Conditions to the Obligations of the Company and the Purchaser.  The respective obligations of each of the Company and Purchaser to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(i)        no temporary or permanent Order shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the sale and purchase of, or payment of the Purchase Price for, the Purchased Shares and the Pre-Funded Warrant; and

(ii)       the prior or substantially concurrent funding of the purchase price by each of the Other Purchasers pursuant to the Other Subscription Agreements.

(b)          Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing of the following conditions:

(i)         the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(ii)       the Purchaser shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing, including payment of the Purchase Price for the Purchased Shares and the Pre-Funded Warrant prior to the issuance of such Purchased Shares and Pre-Funded Warrant; and

(iii)      the expiration or termination of the waiting period (and any extension thereof) under the HSR Act with respect to a filing pursuant to the HSR Act expected to be made by Apeiron Investment Group Ltd. (“Apeiron”) in connection with its investment pursuant to the Other Subscription Agreement entered into by Apeiron on the date hereof.

(c)         Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(i)       representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(ii)       the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(iii)      the Company and the other parties thereto shall have executed and delivered the Registration Rights Agreement to the Purchaser; and

(iv)     the Company shall have, or shall be prepared to deliver substantially simultaneously with the Closing hereof, the Warrant Certificate.

7.
Termination.  This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, (a) by either the Company or the Purchaser in the event that the Closing shall not have occurred on or before November 1, 2025 or (b) upon the mutual written agreement of the Company and Purchaser to terminate this Agreement.

8.	Miscellaneous.

(a)         Further Assurance.  Each party shall execute and cause to be delivered to the other parties hereto such instruments and other documents, and shall take such other actions, as such party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(b)        Fees and Expenses.  Except as otherwise expressly provided in this Agreement or as expressly agreed to among any of the parties, each party will bear its respective expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

(c)        Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; provided, that, a copy of any notice sent by electronic mail or facsimile pursuant to this clause (b) must also be sent within one (1) business day by overnight mail with a nationally recognized overnight courier, freight prepaid, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent (i) if to the Purchaser, at its address, email or facsimile number as set forth on Purchaser’s signature page hereto and (ii) if to the Company, at the address as set forth below, or, in each case, to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8(c):

If to the Company:	Atai Life Sciences N.V.
Wallstrasse 16, 10179
Berlin, Germany
Attention: Ryan Barrett, General Counsel
Email: [***]

with a copy to:	Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Nathan Ajiashvili
Email: Nathan.Ajiashvili@lw.com

(d)        Amendments and Waivers.  Any term of this Agreement may be amended, terminated, waived or modified only with the written consent of the Company and the Purchaser. Subject to applicable Laws, any failure of the parties to comply with any obligation, covenant, agreement, or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. No delay on the part of any party in exercising any right, power, or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power, or privilege under this Agreement operate as a waiver of any other right, power, or privilege under this Agreement, nor will any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent will be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8(d). Any amendment or waiver effected in accordance with this Section 8(d) shall be binding upon the Purchaser and each transferee of the Purchased Shares and the Pre-Funded Warrant, each future holder of all such securities, and the Company.

(e)         Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto or thereto and then only with respect to the specific obligations set forth herein or therein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto (“Non-Party Affiliates”), or any of their successors or permitted assigns, shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities of any party hereto under this Agreement for any claim, action, legal suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby; and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement.

(f)          Severability.  If any term or other provision of this Agreement is deemed by any court to be violative of Law or public policy and therefore invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(g)        Cumulative Remedies; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative) of each other and of every other right or remedy the parties may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, irreparable damage may occur and the parties may not have any adequate remedy at law, and that such other party may be entitled (in addition to any other remedy that may be available to it) to an Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision by such party breaching or threatening breach, and an injunction or injunctions preventing or restraining such breach or threatened breach against such party, in each case without proof of actual damages or otherwise. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

(h)         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.  The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court in the County of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court in the County of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE PURCHASED SHARES AND THE PRE-FUNDED WARRANT OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(i)        Entire Agreement.  This Agreement, the Warrant Certificate and the Registration Rights Agreement constitute the entire agreement of the parties with respect hereto, and supersedes all prior and all other contemporaneous agreements, understandings, negotiations and statements, both written and oral, among the parties or any of their affiliates (for the avoidance of doubt, not including the Company) with respect to the transactions contemplated hereby.

(j)         Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the Company and the Purchaser. Any purported assignment that does not comply with the provisions of this Section 8(j) shall be void.

(k)         Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(l)           Interpretation and Rules of Construction.

(i)         When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents, titles and section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(ii)       Each party hereto agrees that it has been represented by counsel during the negotiation and execution of this Agreement and, therefore, waives the application of any Law providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. Without limiting anything contained in this Agreement, it is acknowledged that if any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

(iii)     Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates (such that, for instance, “including” shall mean “including, without limitation”). The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” shall be deemed to mean “and/or”. Any reference to any particular code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to an administrative or other regulatory body shall be deemed to include reference to any successor thereto. Any reference herein to any period of days will mean the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-business day, the period in question will end on the next succeeding business day. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(m)       Survival.  All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

(n)         Exculpation of the Placement Agents.  Each party hereto agrees for the express benefit of the Placement Agents, and their respective affiliates and representatives that neither the Placement Agents, nor their respective affiliates and representatives has made any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the execution, delivery and performance of this Agreement or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or in connection with any of the transactions contemplated hereby; or shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence, willful misconduct or bad faith.

(o)         Third Party Beneficiaries.  The Placement Agents and their respective affiliates and representatives may rely on and shall be express third party beneficiaries of the representations and warranties and other provisions herein as if such representations and warranties, as applicable, were made directly to the Placement Agents.

(p)       Disclosure.  From and after the filing of a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby, the undersigned shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents (including the Placement Agents). Each party hereto acknowledges and agrees that the undersigned, without the prior written consent of the Company, will not publicly make reference to the Company or any of its affiliates, and the Company, without the prior written consent of the undersigned, will not, and will cause its representatives, including the Placement Agents and their respective representatives, not to, publicly make reference to the undersigned or its affiliates, in each case (i) in connection with this Agreement (provided, that the undersigned may disclose its entry into this Agreement and the terms thereof) or (ii) in any press release, promotional materials, media or filings with the Securities and Exchange Commission (the “Commission”), except, in each case, disclosure as the Company reasonably determines may be required by Law, regulation, or the rules and regulations of the Commission or Nasdaq, or at the request of the Commission, Nasdaq or other regulatory agency or Governmental Authority, including, without limitation in connection with (a) the Registration Rights Agreement and any filings in connection therewith, (b) the filing of this Agreement (or a form of this Agreement) with the Commission and the inclusion of the Purchaser’s name and other information on the “conformed” signature pages thereto, and (c) the filing of a registration statement on Form S-4 or a proxy statement containing the information specified in Schedule 14A, and related materials to be filed by the Company with respect to the proposed acquisition of Beckley Psytech Limited, in each case, including without limitation, disclosure of the undersigned’s identity and beneficial ownership of Common Shares and the nature of the undersigned’s commitments, arrangements and understandings under and relating to this Agreement and any other agreements entered into between the Company and the Purchaser and/or its affiliates.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Agreement Date.

COMPANY:

ATAI LIFE SCIENCES N.V.

By:	/s/ Srinivas Rao
	Name:	Srinivas Rao
	Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the Agreement Date.

PURCHASER:

FERRING VENTURES S.A.

By:	/s/ Jean-Frédéric Paulsen
Name: Jean-Frédéric Paulsen
Title: Chairman

By:	/s/ Jose-Javier Enriquez
Name: Jose-Javier Enriquez
Title: Head of Finance

Notice Address:	Ferring Ventures S.A.
Chemin de la Vergognausaz 50
1162 St-Prex, Switzerland
Attention: Margaret Wynne, Senior Counsel
Email: [***]

with a copy to:	Ferring Ventures S.A.
Chemin de la Vergognausaz 50
1162 St-Prex, Switzerland
Attention: Jose-Javier Enriquez, Head of Finance
Email: [***]

Number of Purchased Shares subscribed for:	0

Price Per Purchased Share:	$2.19

Number of Warrant Shares underlying Pre-Funded Warrant subscribed for:	4,566,210

Pre-Funded Warrant Purchase Price:	$2.18

Aggregate Purchase Price:	$9,954,337.80

[Signature Page to Subscription Agreement]

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Warrant Certificate

Exhibit C

ELIGIBILITY REPRESENTATIONS OF PURCHASER